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                 EXHIBIT 10.27 - EMPLOYMENT AGREEMENT/PROCHASKA



                     [Gerber Childrenswear, Inc. Letterhead]






December 28, 1999



Mr. Bobby J. Prochaska
1319 Soundview Trail
Gulf Breeze, FL 32561

Dear Bobby,

Welcome aboard! This is a wonderful day for Gerber! I am personally very excited regarding your joining our senior team at Gerber Childrenswear. I am very confident that your contribution to our company will be enormous!

As promised, I am offering the following confirmation regarding your employment offer.

o The position offered is General Manager and Senior Vice President of Operations, reporting to Ed Kittredge. You will be located at our corporate offices in Greenville, South Carolina.

o Terms of Agreement - The Agreement is based on 24 months, beginning on your report date.

o    Base Salary

     -    Year 1 - $240,000 annually, paid on a semi-monthly basis

     -    Year 2 - Guaranteed 10% base salary increase

o    Bonus Opportunity

     - Year 1 - 40% at target with a 20% guarantee, payable by the end of February 2001.

     -    Year 2 - 40% at target, based on performance.

o    Stock Options

     - Year 1 - 25,000 shares will be issued within 30 days of your report date, with a strike price based on the value of the stock at the close of business on the day you report.

     - Year 2 - A minimum of 12,500 shares will be issued in accordance with the general option program.

     - The options vest over a five- (5) year period at twenty percent (20%) per year.


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o    Severance Agreement - If you are terminated by reason other than for cause, you will receive either 18 months severance compensation or the balance of the terms of the employment agreement, whichever is shorter.

o Change of Control - In the event of a change in control of ownership, if you are terminated for reasons other than cause, you will receive 18 months severance compensation.

o Change of Responsibility - Should your responsibility or reporting relationship change during the terms of the agreement you may choose to receive either 18 months severance compensation or the remaining length of the agreement, whichever is shorter.

o Company Benefits - Your company benefits include standard medical, life insurance, long-term disability, 401K and company-paid pension plan.

o    Relocation

     - The standard relocation assistance program for executives at your level will be provided.

     - You will also receive our standard monthly lodging and temporary living expenses payment of $840.00 per month for six months.

     - You will receive two weeks salary, paid as a miscellaneous expense allowance.


You are tentatively scheduled to report on January 3, 2000 to the Greenville office. At that time we will discuss more details regarding your new assignment.

Again, let me say I am very excited about you joining Gerber. I can envision great times ahead for you and the entire organization.

Sincerely,

/s/ Marett Cobb
--------------------
H. Marett Cobb
VP Administration

HMC/jmg


Please sign upon your acceptance.


/s/ Bobby J. Prochaska                               12/30/99
----------------------                               ---------
     Bobby J. Prochaska                              Date



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                      GERBER CHILDRENSWEAR, INC. MEMORANDUM

                                 "CONFIDENTIAL"


DATE:                   February 8, 2000

TO:                     Ken Valine

FROM:                   Bob Prochaska

SUBJECT:                Terms & Conditions of Employment


For the record, the following items were part of the verbal agreements and commitments made when I joined the company.

1. The incentive bonus target was 40% of the position grade mid-point of $269,000. That is, the target is $107,600. Fifty percent (50%) of the target is guaranteed in year one. Thus, the guaranteed bonus is $53,800.

2. The "miscellaneous expense allowance", which is 1/24th of the base salary (i.e. $10,000), is to be grossed up to cover taxes on the allowance.

3. There was no limit placed on the amount of the realtor's commission on the sale of my home in Florida.

4. The company is to provide me home use of a cell phone, fax machine and laptop computer (which will remain the property of GCW).

5. Consideration will be given to an extension of lodging and temporary living expenses if my home has not sold in six (6) months from the date of employment.

Please discuss these items with Marett Cobb and if he agrees please have him sign a copy of this letter for the HR files and my personal files.

BP/jmg

                                                      Agreed:


                                                      /s/ Marett Cobb
                                                      ------------------
                                                      Marett Cobb


                                                      2/8/00
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                                                      Date